UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CLICK COMMERCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CLICK COMMERCE, INC.
233 North Michigan Avenue
22nd Floor
Chicago, Illinois 60601
(312) 482-9006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 18, 2006

Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Click Commerce, Inc. (the “Company”) will be held on May 18, 2006 at 233 N. Michigan Avenue, 22nd floor, Chicago, Illinois 60601 at 11:30 a.m. Central Daylight Time, for the following purposes:

1.                To elect three Class III directors to three-year terms;

2.                To ratify appointment of BDO Seidman, LLP as the Company’s Independent Auditors; and

3.                To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on March 24, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By order of the Board of Directors,

John M. Tuhey
Secretary

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage pre-paid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

April 17, 2006

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2006

Information Concerning Solicitation and Voting

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Click Commerce, Inc., a Delaware corporation (the “Company”), for use at the 2006 Annual Meeting of Stockholders to be held on May 18, 2006 (the “Annual Meeting”) at 11:30 a.m., Central Daylight Time, or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 233 North Michigan Avenue, 22nd Floor, Chicago, Illinois 60601. This proxy statement and accompanying proxy card were mailed on or about April 17, 2006 to all stockholders entitled to vote at the Annual Meeting.

A proxy may be revoked at any time prior to its voting by execution of a later dated proxy or by voting in person at the annual meeting.

Solicitation of Proxies

The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. Brokers and other nominees who held Common Stock of the Company at the close of business on March 24, 2006 (the “Record Date”) will be asked to contact the beneficial owners of the shares that they hold to send proxy materials to and obtain proxies from such beneficial owners.

Voting Rights and Outstanding Shares

Only holders of record of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 12,725,113 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting, including shares represented by proxies that reflect abstentions, shall constitute a quorum. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. In the election for the Class III directors, directors are elected by a plurality of the votes. This means that the three nominees receiving the highest number of “FOR” votes will be elected to the Board. All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. An abstention as to any matter, when passage requires the vote of a majority of the votes entitled to be cast at the Annual Meeting, will have the effect of a vote “AGAINST.” Broker non-votes (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will not be considered, as they are not entitled to vote, and will not be counted for any purpose in determining whether a matter has been approved.

If there is not a quorum at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to stockholders, other than an announcement at the prior adjournment of the Annual Meeting, within 30 days after the Record Date, and a quorum must be present at such reconvened meeting.

Representatives of Computershare Investor Services LLC, the Company’s transfer agent, will tabulate the votes and act as the inspector of the election at the Annual Meeting.

If a proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions set forth therein, the shares of Common Stock represented thereby will be voted by Michael W. Ferro, Jr. and Michael W. Nelson, the Board’s proxy agents for the Annual Meeting, in accordance with the specifications made thereon by the stockholder. If no such specifications are made, such proxy will be voted (i) for the election of the three Class III nominees for director to the Board for terms expiring in 2009; (ii) for the approval of the ratification of BDO Seidman, LLP as the Company’s independent auditors; and (iii) at the discretion of Mr. Ferro and Mr. Nelson, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If, for any unforeseen reason, any of the Company’s nominees is not available as a candidate for director, the two proxy holders will vote the stockholder proxies for such other candidate or candidates as may be nominated by the Board. Any proxy solicited hereby may be revoked at any time before the Annual Meeting by giving notice of revocation to the Company in writing at or prior to the meeting. The Company requests that all such written notices of revocation to the Company be addressed to Michael W. Nelson, Click Commerce, Inc., 233 North Michigan Avenue, 22nd Floor, Chicago, Illinois 60601.

BOARD STRUCTURE AND COMPENSATION

The Board is divided into three classes serving staggered three-year terms. The Board has eight members and has the following five standing committees: (1) Audit, (2) Human Resources and Compensation, (3) Governance, (4) Executive, and (5) Ad Hoc M&A Committee. Committee membership during the 2005 fiscal year and the function of each committee are described below. During the 2005 fiscal year, the Board held nine meetings and took one action by written consent. During the 2005 fiscal year, the Audit Committee held nine meetings, the Human Resources and Compensation Committee held four meetings, and the Governance Committee held two meetings. The Executive Committee held no meetings. The Board also appointed an Ad Hoc M&A Committee with respect to the consideration of certain acquisition proposals; said committee held no meetings. Each director attended at least 75% of all Board meetings and applicable committee meetings, except Mr. Skinner and Mr. Kampouris, who each attended 50% of the Governance meetings. The Board has determined that each of the following directors is “independent” as that term is defined in the NASDAQ listing standards: Mr. William J. Devers, Ms. June E. Drewry, Mr. Emmanuel A. Kampouris, Mr. Andrew J. McKenna, Mr. John F. Sandner, Mr. Samuel K. Skinner and Mr. Neele E. Stearns.

Audit Committee

The Audit Committee of the Board (the “Audit Committee”) is responsible for the oversight of the quality and integrity of the Company’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent accountants, the performance of its audit function and independent accountants and significant financial matters. In discharging its duties, the Audit Committee is expected to do the following:

•       have the sole authority to select, compensate, oversee, evaluate and replace the independent accountants;

•       review and approve the scope of the annual audit;

•       review and pre-approve the engagement of the Company’s independent accountants to perform audit and non-audit services, as well as the related fees for such services;

•       meet independently with the Company’s independent accountants and senior management;

•       review the integrity of the Company’s financial reporting process;

•       review the Company’s financial statements and disclosures and Securities and Exchange Commission (“SEC”) filings relating thereto;

•       review, periodically update and monitor compliance with the Company’s Code of Business Conduct and Ethics; and

•       review disclosure from the Company’s independent accountants regarding Independence Standards Board Standard No. 1.

The Audit Committee has a written charter, which was amended and restated on March 19, 2003 by the Board. Such charter is posted on the Company’s website at www.clickcommerce.com.

The Board has determined that each member of the Audit Committee is “independent” as such term is currently defined in the NASDAQ listing standards and the relevant SEC rules. The members of the Audit Committee are Mr. Devers, Ms. Drewry, Mr. Sandner and Mr. Stearns. Additionally, the Board has determined that Mr. Stearns, the Chairperson of the Audit Committee, satisfies the criteria of “audit committee financial expert” set forth in the relevant SEC rules and the financial sophistication requirement of the NASDAQ listing standards.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee of the Board (the “Compensation Committee”) determines, approves and reports to the Board on all elements of compensation for the Company’s elected officers, including total cash compensation and long-term equity-based incentives. The members of the Compensation Committee are Messrs. Kampouris, McKenna, and Skinner. The Board has determined that all of the members of the Human Resources and Compensation Committee are “independent” within the meaning of the NASDAQ listing standards.

The charter for the Human Resources and Compensation Committee is posted on the Company’s website at www.clickcommerce.com.

Governance Committee

The Governance Committee of the Board (the “Governance Committee”) is responsible for proposing a slate of directors for appointment by the Company’s stockholders at each annual meeting and candidates to fill any vacancies on the Board and other matters relating to the composition of the Board. The members of the Governance Committee are Messrs. McKenna, Kampouris and Skinner. The Board has determined that each member of the Governance Committee is “independent” as such term is currently defined in the NASDAQ listing standards. The Company will consider nominees for the Board recommended by stockholders only if such nominations are submitted in accordance with the Company’s Bylaws and applicable securities laws. See “Stockholder Proposals” below. The Governance Committee is also responsible for addressing the Board’s internal governance issues and other matters concerning the functioning of the Board. The Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. Under such provisions, a stockholder must provide all information regarding the proposed nominee that would be required for proxy statement disclosure, along with the proposed nominee’s consent to be elected and serve and must disclose such stockholder’s name, address and number of shares owned by such stockholder. Historically, the Company has not had a formal policy concerning stockholder recommendations to the Governance Committee. To date, the Company has not received any recommendations from stockholders requesting that the Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. Management intends to ask the Governance Committee to consider such a formal policy during the upcoming year.

In evaluating director nominees, the Governance Committee considers the following factors:

•       the appropriate size of the Company’s Board of Directors;

•       the needs of the Company with respect to the particular talents and experience of its directors;

•       the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•       familiarity with national and international business matters;

•       experience with accounting rules and practices;

•       appreciation of the relationship of the Company’s business to the changing needs of society; and

•       the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so the Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Governance Committee does, however, believe it appropriate for at least one, and, preferably, several members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under NASDAQ listing standards. The Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

The Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance Committee or the Board decides not to re-nominate a member for re-election, the Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

The written charter of the Governance Committee is available on the Company’s website at www.clickcommerce.com.

Process for Stockholder Communications

The Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that our responsiveness to stockholder communications to the Board has been excellent.

Executive Committee

The Executive Committee of the Board (the “Executive Committee”) meets or takes written action when the Board is not otherwise meeting or able to obtain a quorum for a meeting of the Board. The Executive Committee has full authority to act on behalf of the Board, except that it cannot take any action that requires the approval of a majority of the members of the Board or take any other action not permitted under Delaware law to be delegated to a committee. In 2005, the members of the Executive Committee were Messrs. Ferro, Kampouris, McKenna and Stearns.

Ad-Hoc M&A Committee

The Ad-Hoc M&A Committee of the Board (the “Ad-Hoc Committee”) was appointed during 2005 to review and take action on acquisition proposals. The Ad-Hoc Committee has full authority to act on behalf of the Board, except that it cannot take any action that requires the approval of a majority of the members of the Board or take any other action not permitted under Delaware law to be delegated to a committee. In 2005, the members of the Ad-Hoc Committee were Ms. Drewry and Messrs. Stearns, Sandner, and Devers.

Corporate Governance Standards

The Company has formal corporate governance standards that address the responsibilities of Directors, the leadership of the Board, the distribution of information to Directors, the operation of Board Committees and the independence of Directors. Shareholders can obtain copies of the latest standards and charters of the Company and the Board and its committees by writing to us at Click Commerce, Inc., 233 North Michigan Avenue, 22nd Floor, Chicago, Illinois 60601, Attention: Investor Relations.

The Board has not adopted a formal policy regarding Directors attendance at annual meetings, however, the Company’s Annual Meeting is generally scheduled to occur immediately following a regularly scheduled Board meeting, and Directors are encouraged to attend the Annual Meeting. Two of our directors attended the 2005 annual meeting of stockholders.

DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES

Directors who are employed by the Company do not receive any compensation for their Board activities. Each of the non-employee directors of the Company was granted, as of May 10, 2005, an option to purchase 12,000 shares of Common Stock of the Company at $17.28 per share, the fair market value of the Common Stock at the time of the grant, and a cash award of $36,000. All of the foregoing stock options were made pursuant to the Click Commerce, Inc. Amended and Restated Directors’ Stock Option and Stock Award Plan.

At each annual meeting of stockholders, non-employee directors are automatically granted an option to purchase 10,000 shares of the Company’s Common Stock. Individuals who become directors at times other than the date of the annual meeting of the stockholders are automatically granted an option for the number of shares of Common Stock equal to 10,000 times a fraction, the numerator of which is the number of days the individual will serve until the next annual meeting and the denominator of which is 365. The option exercise price of these automatic grants will be equal to the fair market value on the automatic grant date. Such options are not exercisable for six months and expire at the earlier of (1) termination of the director for cause, (2) one year after death, and (3) ten years from the date of grant. A non-employee director who serves as the chairperson of the Audit Committee will also receive an additional cash award of $10,000. All directors are also reimbursed for their reasonable out-of-pocket expenses incurred while serving on the Board or any committees.

All directors served as directors for the entire 2005 fiscal year.

PROPOSAL NO. 1
ELECTION OF THREE CLASS III DIRECTORS

The Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

The terms of the Company’s Class III Directors, Ms. Drewry, Mr. Ferro and Mr. Kampouris expire at the 2006 annual meeting. The Class III Directors elected at the 2006 annual meeting will hold office for a three-year term expiring at the annual meeting in 2009 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of the Company and all have consented to serve as directors of the Company if elected. There are no family relationships among the Company’s executive officers and directors.

Class III Directors—Directors Whose Terms Will Expire In 2006:

June E. Drewry has served as a director since May 2004. She serves as a member of the Audit Committee and Ad-Hoc M&A Committee. Since August 2005, Ms. Drewry has served as the global chief information officer for Chubb Group of Insurance Companies. From September 2004 to 2005, Ms. Drewry served as the Senior Vice President of Business Systems Development for the Federal Home Loan Mortgage Corporation. From 1999 to 2004, Ms. Drewry served as the corporate Chief Information Officer of the Aon Corporation. Ms. Drewry is 56 years old.

Michael W. Ferro, Jr. began to develop the software underlying the Company’s first commercial product in 1994, founded the Company in 1996 and has served as Chief Executive Officer and Chairman of the Board since the Company’s inception. He also serves as the Chairperson of the Executive Committee. Mr. Ferro is 39 years old.

Emmanuel A. Kampouris has served as a director since February 2000. He serves as Chairperson of the Compensation Committee, as a member of the Executive Committee and, since July, 2003, as a member of the Governance Committee. Mr. Kampouris served as the chairman, CEO and president of the American Standard Companies, Inc. from 1989 until his retirement. He serves on the board of The Stanley Works and the Smartdisk Corporation. Mr. Kampouris is 70 years old.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH NAMED NOMINEE AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTORS IDENTIFIED ABOVE UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

The Company’s directors listed below are not up for election this year and will continue in office for the remainder of their terms, unless terminated earlier in accordance with the Company’s Bylaws.

Class I Directors—Directors Whose Three-Year Terms Will Expire In 2007:

Neele E. Stearns, Jr. has served as a director since February 2004. He serves as the Chairperson of the Audit Committee and Ad-Hoc M&A Committee. Since 2004, Mr. Stearns has served as the interim Chief Executive Officer for Boulevard Healthcare, LLC. Mr. Stearns served as Interim Chief Executive Officer and a director of Footstar, Inc. from September 2003 until January 2004. In March 2004, Footstar filed for protection under Chapter 11 of the Bankruptcy Code. Since 2001, Mr. Stearns has served as chairman of Financial Investments Corporation, a private equity investment firm. Until recently, Mr. Stearns also served as director of Maytag Corporation. Mr. Stearns is 69 years old.

Samuel K. Skinner has served as a director since July 2003. He serves as a member of the Compensation Committee, the Governance Committee and Executive Committee. Mr. Skinner is currently, Of Counsel, at the law firm of Greenberg Traurig, LLP. Prior to that Mr. Skinner was the chairman, president, and CEO of USFreightways until his retirement in 2003. Mr. Skinner is a director for the Dade Behring, DiamondCluster International, Express Scripts, Midwest Air Group, and Navigant Consulting. Mr. Skinner is 67 years old.

Class II Directors—Directors Whose Three-Year Term Will Expire In 2008:

Andrew J. McKenna has served as a director since June 2001. He serves as the Chairperson of the Governance Committee and as a member of the Compensation Committee and the Executive Committee. Since April of 2004, Mr. McKenna has served as chairman of McDonald’s Corporation. Since 1979, Mr. McKenna has also served as the chairman of Schwarz Paper Company. He also served as the CEO for Schwarz Paper Company from 1967 until 2004. He serves as a director of Aon Corporation and theSkyline Corporation, Inc. Mr. McKenna is 76 years old.

William J. Devers has served as a director since June 2003. He serves as a member of the Audit Committee and Ad-Hoc M&A Committee. Since 1983, Mr. Devers has served as president of Devers Group, Inc. Mr. Devers is 72 years old.

John F. Sandner has served as a director since April 2001. He serves as a member of the Audit Committee, the Ad-Hoc M&A Committee and, from March 19, 2003 through July 24, 2003, the Governance Committee. Mr. Sandner served as President and Chief Executive Officer for RB&H Financial Services, L.P. from 1985 until 2003. Mr. Sandner is also the retired chairman of the Chicago Mercantile Exchange (CME) and was elected special policy advisor to the CME in 1998. Mr. Sandner serves as a director of the CME Holdings, Inc.. Since 2004, Mr. Sandner has served as Chairman of E*Trade Futures, LLC. Mr. Sandner is 63 years old.

EXECUTIVE OFFICERS

Nancy Koenig has served as Executive Vice President, Operations of the Company since May 2005. From 2003 to 2005, Ms. Koenig served as the Company’s Vice President of Product Operations and Marketing. From 2001 until 2003, Ms. Koenig served as the Company’s Vice President of European Operations. From 1999 until 2001, Ms. Koenig served as the Company’s Director of eCommerce strategy. Ms. Koenig is 41years old.

Michael W. Nelson has served as Vice President, Chief Financial Officer and Treasurer of the Company since August 2002. Previously, Mr. Nelson served as the Company’s Controller from May 2000 to August 2002. From March 1998 until April 2000, Mr. Nelson served as Chief Financial Officer of SAFCO Technologies, Inc., a provider of test tools, planning and analysis software and engineering services for the wireless telephone industry that was acquired by Agilent Technologies, Inc. in July 2000. Mr. Nelson is 40 years old.

Steven Cole has served as Senior Vice President, Strategy & Product Development since July 2005. Mr. Cole originally joined Click Commerce in 2000 as the Senior Vice President of Strategy before departing in May, 2003. From September, 2003 to June of 2005, Mr. Cole was a teacher of mathematics at Highland Park (IL.) High School. Mr. Cole is 46 years old.

John M. Tuhey has served as General Counsel and Secretary of the Company since June 5, 2005. Previously, Mr. Tuhey joined the Company as Deputy General Counsel in early 2005 from Tellabs. While at Tellabs from 2000 until 2005, Mr. Tuhey specialized in mergers and acquisitions and intellectual property transactions. Mr. Tuhey is 37 years old.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS KNOWN BY MANAGEMENT TO OWN OVER 5% OF THE COMPANY’S COMMON STOCK

The following table sets forth information, as of March 24, 2006, concerning:

•       beneficial ownership of each person known by the Company to own over 5% of the outstanding shares of the Company’s Common Stock;

•       beneficial ownership of the Company’s Common Stock by all current directors and executive officers named in the Summary Compensation Table herein; and

•       beneficial ownership of the Company’s Common Stock by all current directors and executive officers as a group.

	Amount and Nature of
	Beneficial
	Ownership of
	Common Shares		Percent of
Name of Beneficial Owner	as of 3/24/2006		Class
Michael W. Ferro, Jr.	2,864,154	(1)(2)	21.6%
William J. Devers, Jr.	72,415	(3)	*
June E. Drewry	24,000	(4)	*
Emmanuel A. Kampouris	60,686	(5)	*
Andrew J. McKenna	45,109	(6)	*
John F. Sandner	46,720	(7)	*
Samuel K. Skinner	—		*
Neele E. Stearns, Jr.	24,000	(4)	*
Steven Cole	10,000	(8)	*
Nancy J. Koenig	50,833	(9)	*
Michael W. Nelson	66,230		*
John M. Tuhey	10,000	(8)	*
Executive Officers, Directors and Nominees as a group	2,634,669	(10)	24.70%
Mellon Financial Corporation	1,303,393	(11)	9.8%
SunTrust Banks, Inc.	785,577	(12)	5.9%

             *  Less than 1%

   (1)  The business address for Mr. Ferro is: Click Commerce, Inc., 233 North Michigan Avenue, 22nd Floor, Chicago, IL 60601

   (2)  Includes 350,000 vested options

   (3)  Includes 32,415 vested options.

   (4)  Includes 24,000 vested options.

   (5)  Includes 40,000 vested options and 8,601 shares of common stock deferred pursuant to the Directors’ stock award plan.

   (6)  Includes 37,896 vested options and 6,813 shares of common stock deferred pursuant to the Directors’ stock award plan.

   (7)  Includes 38,170 vested options and 6,750 shares of common stock deferred pursuant to the Directors’ stock award plan.

   (8)  Includes 10,000 vested options.

   (9)  Includes 50,833 vested options.

(10) Includes 617,314 vested options and 22,164 shares of common stock deferred pursuant to the Directors’ stock award plan.

(11) Based solely upon a Schedule 13G for the period ended December 31, 2005, which provides information on ownership of securities. The principal address of Mellon Financial Corporation is: One Mellon Center, Pittsburgh, PA 15258.

(12) Based solely upon a Schedule 13G for the period ended December 31, 2005, which provides information on ownership of securities. The principal address of SunTrust Banks, Inc. is: 303 Peachtree Street, Suite 1500, Atlanta, GA 30308.

The number of shares beneficially owned by each entity, person, current director or Named Executive Officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the right to acquire as of May 23, 2006, 60 days after the record date of March 24, 2006, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, or dependent children within his or her household with respect to the shares set forth in the following table. Unless otherwise indicated, the address for all current executive officers and directors is c/o Click Commerce, Inc., 233 North Michigan Avenue, 22nd Floor, Chicago, Illinois 60601.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (“Section 16 Reporting Persons”) to file with the SEC reports regarding their ownership and changes in ownership of the Company’s Common Stock. During the 2005 fiscal year, the Section 16 Reporting Persons filed such reports on a timely basis.

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information with respect to services rendered to the Company by its Chief Executive Officer and its four other highest paid executive officers (collectively, the “Named Executive Officers”). All information set forth in this table reflects compensation earned by these individuals for services with the Company for the fiscal years ended December 31, 2005, 2004 and 2003.

Summary Compensation Table

					Long Term
			Annual Compensation		Compensation
					Securities
					Underlying	All Other
Name	Year		Salary ($)	Bonus ($)	Options (#)	Compensation ($)
Michael Ferro, Jr.	2005		286,458	—	50,000	41,534	(1)
Chairman and Chief Executive Officer	2004		274,512	206,284	150,000	24,415	(2)
	2003		233,077	68,750	400,000	107,965	(1)
Michael W. Nelson	2005		186,393	—	13,333	—
Vice President, Chief Financial Officer	2004		169,249	63,750	50,000	—
and Treasurer	2003		175,231	—	30,000	5,688	(3)
Nancy J. Koenig	2005		170,000	74,236	13,333	—
Executive Vice President, Operations	2004		145,000	43,500	20,000	—
	2003	(4)	92,705	19,750	35,000	—
John M. Tuhey	2005	(5)	88,125	22,792	10,000	—
General Counsel and Secretary
Steven J. Cole	2005	(5)	72,159	32,472	10,000	—
Senior Vice President, Strategy and	2004		—	—	—	—
Product Management	2003	(5)	—	34,615	—	—

(1)          The cost of car and parking allowance and other personal living allowances included in Mr. Ferro’s employment contract, including primary tax record-keeping and preparation services reimbursed by the Company.

(2)          Includes the exercise of a non-qualified stock option resulting in compensation of $66,000 and the cost of car and parking allowance and other personal living allowances included in Mr. Ferro’s employment contract, including primary tax record-keeping and preparation services reimbursed by the Company.

(3)          Resulting from the exercise of a non-qualified stock option.

(4)          Includes commissions earned under company sales plan.

(5)          Mr. Tuhey was employed by the Company on March 17, 2005. Mr. Cole was employed by the Company on July 8, 2005.

Option Grants In Last Fiscal Year

The following table sets forth all grants of options to acquire shares of the Company’s Common Stock granted to the Named Executive Officers for the fiscal year ended December 31, 2005.

			Percent of
	Number of		Total Options			Potential Realized Value
	Securities		Granted to			at Assumed Annual Rates
	Underlying		Employees	Price		of Stock Price Appreciation
	Options		in Fiscal	Exercise	Expiration	for Option Term (2)
Name	Granted		Year (1)	($ / Share)	Date	5%	10%
Michael W. Ferro, Jr.	50,000	(4)	24.67%	17.28	5/10/2015	543,365	1,376,993
Michael W. Nelson	13,333	(4)	6.58%	17.28	5/10/2015	144,894	367,189
Nancy J. Koenig	13,333	(4)	6.58%	17.28	5/10/2015	144,894	367,189
Steven J. Cole	10,000	(3)	4.93%	18.33	8/18/2015	115,276	292,133
John M. Tuhey	10,000	(3)	4.93%	18.33	8/18/2015	115,276	292,133

(1)          All options were granted under the Employee Stock Option and Stock Award Plan under which a total of 286,666 stock options were awarded in 2005.

(2)          Potential realizable values are net of exercise price before taxes and are based on the assumption that the Company’s Common Stock appreciates at the annual rate shown compounded annually from the date of grant until the expiration of the ten-year term. These numbers are calculated based on SEC requirements and do not reflect the Company’s projections or estimates of future stock price growth. The Company’s management cautions stockholders and option holders that such increases in stock prices are based on speculative assumptions and should not inflate expectations of the future value of their holdings.

(3)          Options granted vested 100% on December 31, 2005.

(4)          Options granted vested 100% on November 10, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the aggregate option exercises of each of Named Executive Officers during the 2005 fiscal year and their respective holdings of unexercised options as of December 31, 2005.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options at		In-the-money Options at
	On	Value	December 31, 2005		December 31, 2005
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen J. Cole	—	—	10,000	—	26,900	—
Michael W. Ferro, Jr.	—	—	200,000	200,000	2,828,000	3,369,000
Nancy J. Koenig	—	—	45,833	20,000	240,100	336,900
Michael W. Nelson	—	—	92,768	39,166	1,329,044	628,522
John M. Tuhey	—	—	10,000	—	26,900	—

(1)          Values have been calculated based on the closing price of the Company’s Common Stock of $21.02 on December 30, 2005, the last day of trading for 2005 as reported on the NASDAQ National Market.

EMPLOYMENT ARRANGEMENTS

Michael W. Ferro, Jr.   The Company is a party to an amended and restated employment agreement with Michael W. Ferro, Jr., dated January 1, 2003. The initial term of the agreement lasted until December 31, 2005 and automatically renews each year thereafter unless cancelled with sixty (60) days advance notice of the anniversary date. Mr. Ferro received a grant of stock options to purchase an aggregate of 400,000 shares of the Company’s Common Stock under this employment agreement. Under the agreement, the Company is obligated to pay Mr. Ferro an annual salary of at least $300,000 plus annual discretionary bonuses. In the event Mr. Ferro’s employment is terminated without cause, he would continue to receive his salary and employee benefits for twenty-four months after termination, and he would receive the earned portion of any discretionary bonuses. Mr. Ferro has agreed to assign to the Company all inventions currently used by the Company and related to its business as currently conducted in the manner now used and all inventions conceived by Mr. Ferro during the term of this agreement to the extent that such inventions are related to the Company’s business. Mr. Ferro has agreed not to compete with the Company for a period of twenty-four months following the cessation of his employment.

Michael W. Nelson   The Company is a party to an employment agreement with Michael W. Nelson, dated August 7, 2002, which expired on December 31, 2004, but has certain terms that operate for two years from the expiration date of that agreement. Those terms are: (i) a provision that requires Mr. Nelson to repay Company reimbursed education expenses received during the term of his employment agreement if his employment is terminated for any reason within two years following the completion of his education; and (ii) until December 31, 2006 a covenant-not-to: (a) compete with the Company; (b) solicit its employees; or (c) solicit its customers.

REPORT OF THE COMPENSATION COMMITTEE

The Company’s executive compensation program is administered by the Compensation Committee. The Compensation Committee is responsible for reviewing, approving and reporting to the Board on all elements of compensation for the elected corporate officers. The Committee is also responsible for administering the Company’s stock option plan as well as the Company’s annual incentive plan. The Compensation Committee has furnished the following report on executive compensation for fiscal year 2005.

General Compensation Philosophy

The goal of the executive compensation program is to provide a total compensation package composed of (i) base salary; (ii) annual incentives; (iii) equity incentives; and (iv) benefits. The total package is designed to attract and retain officers, motivate them to contribute to the Company’s success and reward them for their performance. The compensation program is also intended to link each executive officer’s compensation to the performance of both the Company and the individual executive officer. The Compensation Committee will apply these principles to determine annual compensation for the executive officers of the Company.

Base Salary

The Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other leading high technology companies with which we compete for personnel. Base salary represents the fixed component of the executive compensation program. Base salary levels are established based on reviews of published executive salary levels at high technology companies with comparable revenues and on the basis of individual performance and are set forth in a pre-determined matrix. Periodic increases in base salary, which are within the matrix, are the result of individual contributions evaluated against established annual and long-term performance objectives and an annual salary survey of high technology companies with comparable revenues. In determining future base salaries and for new executive officers, both quantitative and qualitative factors relating to corporate and individual performance have and will be examined. In many instances, qualitative factors will involve a subjective assessment by the Compensation Committee.

Annual Incentives

The Company maintains an annual cash incentive bonus program to reward executive officers and other key employees for attaining performance goals. These goals are based on company-wide earnings per share targets.

Equity Incentives

In 2005, the Company granted options to purchase Common Stock, which in the aggregate represented rights to purchase 96,666 shares of Common Stock to executive officers under the Company’s stock option plans. The Company determines the number of options granted to executive officers by evaluating each officer’s job responsibilities, past performance, expected future contributions, existing stock and unvested option holdings and potential reward to the executive officer if the stock price appreciates in the public market. Option and restricted stock grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The Company believes that these stock option and restricted stock grants will more closely align the long-term interests of senior management with those of the Company’s stockholders and assist in retention of key executives.

The Company has reduced the number of stock options granted to its executive management team. An Employee Stock Purchase Plan was approved in 2005 as a means to offset the reduction of stock option grants. The Committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for our management, growth and future success with an opportunity to increase their ownership of Click Commerce.

Benefits

In 2005, the Company offered benefits to its executive officers that were substantially similar to those offered to all of the employees of the Company. These benefits included a 401(k) plan; medical and dental insurance; and life and disability insurance.

Compensation of the Chief Executive Officer

In 2005, Michael W. Ferro, Jr. served as the Company’s Chief Executive Officer. In determining Mr. Ferro’s compensation for fiscal year 2005, the Compensation Committee considered a number of factors including, among things, the compensation of other executive officers of the Company. The Compensation Committee decided to award Mr. Ferro a salary at the annual rate of $300,000 for fiscal year 2005, and to award him options to purchase 50,000 shares of the Company’s Common Stock. Pursuant to his employment agreement, Mr. Ferro is eligible to earn an annual cash bonus equal to 100% of his annual salary subject to the achievement of certain financial goals and specified organizational and personal management objectives. Mr. Ferro recommended that, in light of his other compensation received and the value of his equity position in the Company, he not receive a discretionary cash bonus for 2005. The Compensation Committee accepted this recommendation, and accordingly no cash bonus was awarded to Mr. Ferro for 2005.

Summary

The Committee believes that the compensation of our executives is appropriate and competitive with the compensation programs provided by other software companies with which we compete for executives and employees. The Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of our annual and longer-term financial and operational results on behalf of our stockholders.

Submitted by the Compensation Committee
of the Board of Directors

Emmanuel A. Kampouris (Chairperson)
Samuel K. Skinner
Andrew J. McKenna

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries during the 2005 fiscal year or formerly officers of the Company or any of its subsidiaries.

AUDIT COMMITTEE REPORT

On April 20, 2005, the Audit Committee of the Board of Directors of Click Commerce, Inc. (the Company) engaged the firm of BDO Seidman, LLP (BDO) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

The Audit Committee has reviewed the quality and integrity of the Company’s audited consolidated financial statements, its compliance with legal and regulatory requirements, the qualification and independence of its independent accountants, the performance of its independent accountants and significant financial matters. The Audit Committee has also discussed such financial statements with management and with BDO Seidman, LLP, the Company’s independent auditors during the 2005 fiscal year. The Audit Committee has discussed with BDO Seidman, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU §380).

The Audit Committee also received from BDO Seidman, LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with BDO Seidman, LLP that firm’s independence.

The Audit Committee continued to monitor the scope and adequacy of the Company’s program to enhance internal audit program, including proposals for adequate staffing and to strengthen internal procedures and controls, where and when appropriate.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to the filing of such reports with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent auditors, who are engaged to audit and report on the consolidated financial statements of the Company and subsidiaries, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Submitted by the Audit Committee
of the Board of Directors

Neele E. Stearns (Chairperson)
William J. Devers, Jr.
John F. Sandner
June E. Drewry

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected BDO Seidman, LLP, independent auditors, as the Company’s independent auditors in 2006 as it did in 2005. Although action by the stockholders in this matter is not required, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Company financial controls and reporting, and will seriously consider stockholder input on this issue. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting to answer appropriate questions and, if the representative so desires, to make a statement.

Registered Independent Public Accounting Audit and Non-Audit Fees

The Audit Committee has selected BDO Seidman, LLP to serve as the Company’s Independent Public Accountant. Members of the firm BDO Seidman, LLP will be present at the annual meeting and will be available to respond to any questions proposed by stockholders.

The following table presents fees for professional audit services rendered by BDO Seidman, LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2005, and rendered by KPMG LLP for the audit of the annual financial statements for the year ended December 31, 2004 and fees billed for other services rendered by BDO Seidman, LLP or KPMG LLP during those periods.

	BDO Seidman, LLP		KPMG LLP
Type of Fees	2005	2004	2005	2004
Audit Fees (1)	$305,966	$—	$—	$219,000
Audit-Related Fees (2)	52,974	—	257,060	158,776
Tax Fees (3)	—	—	—	33,268
All Other Fees (4)	—	—	—	—
Total Fees (5)	$358,940	$—	$257,060	$377,776

(1)          Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the Company’s independent accountants in connection with statutory and regulatory filings or engagements.

(2)          Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or the review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  For BDO Seidman, LLP, in 2005, these amounts included due diligence performed on, and an audit of, Xelus, Inc., which was acquired by the Company in

May 2005. For KPMG LLP, in 2005, these amounts relate to work on the audit of Optum, Inc. and, in 2004, these amounts included reviews by KPMG LLP of the opening balance sheets of Click-Webridge, Inc. and bTrade Inc.(“bTrade”). It also includes worked performed in connection with the registration of shares issued in connection with the bTrade acquisition.

(3)          Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)          All Other Fees consist of fees for products and services other than the services reported above. In fiscal year 2005 and 2004, no such fees were billed or incurred by the Company.

(5)          The total fees for BDO Seidman, LLP represent the fees set forth in their engagement letter with the Company and ratified by the Audit Committee. However, BDO Seidman, LLP has informed the Company and the Audit Committee that it intends to seek additional fees as a result of the Company’s 2005 acquisitions and additional work related to the audit work on the Company’s initial year Sarbanes Oxley Act Section 404 compliance. Any such fees are subject to approval by the Audit Committee.

The Audit Committee has determined that the independent auditors’ provision of the non-audit services described above is compatible with maintaining the independent auditors’ independence.

The Audit Committee has adopted policies and procedures for the pre-approval of the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. All annual recurring audit fees require specific approval by the Audit Committee prior to the work commencing. All non-audit services that involve more than $5,000 in fees require specific approval by the Audit Committee prior to the work commencing. The Audit Committee has given general pre-approval for certain specifically defined services provided by the independent auditor that involve less than $5,000.

Change In Auditors

KPMG LLP (KPMG) previously served as the principal accountants for Click Commerce, Inc. (the Company). In early 2005, the Audit Committee of the Board of Directors recommended, and the Board authorized, the Company’s senior management to solicit proposals from various accounting firms to provide audit and related services for the 2005 fiscal year. The decision resulted from the Audit Committee’s concerns about the increasing costs of such services. On March 31, 2005, KPMG responded to the request for proposal by indicating that it declined to stand for reelection, and instead, resigned as the Company’s principal accountants. The Audit Committee and the Company’s senior management interviewed suitable replacements, and the Audit Committee selected BDO Seidman LLP as the Company’s new auditors beginning with the review of the Company’s first quarter 2005 financial results.

In connection with the audits of the two fiscal years ended December 31, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, except as follows:

In 2004 there was a disagreement regarding the accounting for software license upgrade rights that were included in certain of the Company’s contracts with its customers. Had the contracts that contained these upgrade rights not been accounted for on a subscription basis, KPMG’s auditors’ report on the Company’s consolidated financial statements would have been modified. The Audit Committee of the Board of Directors discussed the subject matter of this disagreement with KPMG.

As disclosed in the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2004, the Company, in conjunction with KPMG, determined it had a material weakness in its internal controls. In connection with performing a review of the Company’s interim financial information, KPMG issued a letter to the Company to communicate the control deficiencies that were considered to be a material weakness. KPMG indicated, and the Company agreed, that the Company’s quarter-end reporting schedule was too compressed, allowing insufficient time for the Company to perform adequate reviews of its accounting records and prepare appropriate support for the accounting positions taken by the Company, and for its independent registered public accounting firm to complete its review of the Company’s financial statements, prior to the Company’s release of its financial results. The Audit Committee of the Board of Directors discussed the control deficiencies that were considered to be a material weakness with KPMG. Consequently, the Company determined that, for future periods, it would release its quarterly financial results to the public on a date closer to the due date for the filing of its Form 10-Q or Form 10-K, thereby increasing the time available for its internal review of accounting issues and for its independent public accountants’ review of the Company’s financial statements. The Company implemented this change in internal controls during the fourth quarter of 2004 and this material weakness was not repeated in connection with the Company’s annual reporting on Form 10-K as of and for the year ended December 31, 2004.

The audit reports of KPMG on the consolidated financial statements of the Company as of December 31, 2004 and for each of the years in the three-year period ended December 31, 2004, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2004 and 2003 and through the date of BDO’s engagement, we have not consulted BDO regarding: (i) the application of the accounting principles to a specified transaction, either completed or proposed: (ii) the type of audit opinion that might be rendered on our financial statements: or (iii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

RELATED PARTY TRANSACTIONS

Transactions With Executive Officers, Directors and Significant Stockholders

There were no related party transactions to be disclosed pursuant to the relevant SEC rules.

STOCK PRICE PERFORMANCE GRAPH

The graph below shows the cumulative total stockholder return assuming an investment of $100 (and the reinvestment of any dividends, if any, thereafter) beginning on December 31, 2000, the first trading day of the Company’s Common Stock and ending on December 31, 2005, in each of the Company’s Common Stock, the NASDAQ Composite Index, and the Standard and Poor’s (“S&P”) Computer Software and Services Index. The Company’s Common Stock price performance shown in the following graph is not indicative of future stock price performance.

The actual returns shown on the graph above are as follows:

	Value of Investment on 12/31
	2000	2001	2002	2003	2004	2005
Click Commerce, Inc	$100.00	$15.14	$1.94	$12.77	$40.07	$52.41
NASDAQ Composite Index	100.00	$78.95	$54.06	$81.09	$88.06	$89.27
S&P Software & Services Index	100.00	$101.25	$71.46	$87.30	$96.48	$94.50

Annual Report Available Upon Request

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, accompanies this Proxy Statement and is also available without charge to each stockholder, on such stockholder’s written request to Investor Relations at the Company’s address indicated on the Notice of Annual Meeting of Stockholders on the first page of this Proxy Statement.

Incorporation by Reference

The Report of the Compensation Committee of the Board of Directors on Executive Compensation, the Audit Committee Report (including reference to the independence of the members of the Audit

Committee) and the Stock Price Performance Graph above are not deemed to be filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

Stockholder Proposals

Stockholders may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals.   In order for a stockholder proposal or director nomination to be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s annual meeting, under the relevant SEC rules and the Company’s Bylaws the written proposal must be received by the Company no later than December 18, 2006, which is 120 days prior to the anniversary of the mailing date of this year’s proxy statement. Such proposals or director nominations will also need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials, must meet all other information and notice requirements contained in the Company’s Bylaws and include any other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended for director nominations.

Copy Of Bylaw Provisions.   Stockholders may contact John M. Tuhey, Company Secretary or Michael W. Nelson, Vice President, Chief Financial Officer and Treasurer at the Company’s corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Annual Meeting Materials.   Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the 2005 Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to the Corporate Secretary, we will provide a separate copy of the 2005 Annual Report or Notice of Annual Meeting and Proxy Statement.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors,

John M. Tuhey
Secretary
Date: April 17, 2006

Proxy — Click Commerce, Inc.

233 North Michigan Avenue, 22nd Floor, Chicago, Illinois 60601
Proxy for Annual Meeting of Stockholders Solicited on Behalf of the Board of Directors

The undersigned stockholder of Click Commerce, Inc., a Delaware corporation (the “Company”), hereby appoints MICHAEL W. FERRO, JR. and MICHAEL W. NELSON, or either of them, with full power of substitution in each of them, to attend the 2006 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on May 18, 2006, at 11:30 A.M., Central Daylight Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” each of the nominees for director as described in the Proxy Statement, for the ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors and in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

Click Commerce, Inc.	000000000.000 ext
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MR. A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
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C 1234567890 JNT

☐ Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees

	For	Withhold

01 — June E. Drewry	☐	☐

02 — Michael W. Ferro, Jr.	☐	☐

03 – Emmanuel A. Kampouris	☐	☐

B	Issues

The Board of Directors recommends a vote FOR the following resolutions.

			For	Against	Abstain

2.	To ratify the appointment of BDO Seidman, LLP as the Company’s		☐	☐	☐
Independent Auditors

Any other matters which may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

MARK THIS BOX WITH AN X IF YOU PLAN TO
ATTEND THE MEETING		☐

C.	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Note: Please sign as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, guardian or officer, please give full title under signature. If this proxy is being submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Signature 1		Signature 2		Date (dd/mm/yyyy)